ecologic
transportation

CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement"), is made and entered into as of this 5th day of July, 2012, by and between Greg Suess, an individual, located 1126 Strandella Road, Bel Air, CA 90077("Suess" or the "Consultant"), and Ecologic Transportation, Inc., located at 1327 Ocean Ave suite B, Santa Monica, Ca90401 (the "Client" the "Company") (together the "Parties").

WHEREAS, Consultant has provided services rendered for settlement consulting in relation to Los Angeles Superior Court Case #BC475402 (the "Case");

WHEREAS, the Client deemed it to be in its best interest to retain Consultant to render to the Client such services as needed for the Company;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other valid consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

Term of Agreement

The Agreement shall cover only the advisory settlement negotiation as set forth as services rendered (the "Term")

Nature of Services to be rendered.

During the Term the Consultant render services in the area of negotiation between the Parties involved in the Case. The Consultant served to settle the Case in an expedited fashion resulting in beneficial circumstance for all parties involved.

Purchase Right.

In exchange for Consultant rendering services hereunder,

Consultant may purchase 75,000 shares of Ecologic Transportation, Inc. restricted common stock (OTCBB: EGCT), at par value of $0.001, with the cost totaling $75.00. The shares will be delivered, to the consultants address above; by an overnight delivery service of the Company's choosing.

Compliance with Securities Laws

The Parties acknowledge and agree that the Company is subject to the requirements of the 1934 Act, and that the 1933 Act, the 1934 Act, the rules and regulations promulgated thereunder and the various state securities laws (collectively, "Securities Laws") impose significant burdens and limitations on the dissemination of certain information about the Company by the Company and by persons acting for or on behalf of the Company. Each of the Parties agrees to comply with all applicable Securities Laws in carrying out its obligations under the Agreement; and without

limiting the generality of the foregoing, the Client hereby agrees (i) all information about the Company provided to the Consultant by the Client, which the Client expressly agrees may be disseminated to the public by the Consultant in providing any public relations or other services pursuant to the Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, (ii) the Client shall promptly notify the Consultant if it becomes aware that it has publicly made any untrue statement of a material fact regarding the Company or has omitted to state any material fact necessary to make the public statements made by the Client, in light of the circumstances in which they were made, not misleading, and (iii) the Client shall promptly notify the Consultant of any "quiet period" or "blackout period" or other similar period during which public statements by or on behalf of the Company are restricted by any Securities Law. Each Party (an "indemnifying party") hereby agrees, to the full extent permitted by applicable law, to indemnify and hold harmless the other Party (the "indemnified party") for any damages caused to the indemnified party by the indemnifying party's breach or violation of any Securities Law, except to the extent that the indemnifying party's breach or violation of a Securities Law is caused by the indemnified party's breach or violation of the Agreement, or any Securities Law.

Issuance of Restricted Stock to Consultant

The Restricted Stock shall be issued as fully-paid and non-assessable securities. The Client shall take all corporate action necessary for the issuance Restricted Stock, to be legally valid and irrevocable, including obtaining the prior approval of the Board of Directors.

Indemnification of Consultant by the Company.

The Client acknowledges that the Consultant relies on information provided by the Client in connection with the provisions of Services hereunder and represents that said information does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, and agrees to hold harmless and indemnify the Consultant for claims against the Consultant as a result of any breach of such representation and for any claims relating to the purchase and/or sale of the Company's securities occurring out of or in connection with the Consultant's relationship with the Client including, without limitation, reasonable attorney's fees and other costs arising out of any such claims; provided, however, that the Client will not Be liable in any such case for losses, claims, damages, liabilities or expenses that arise from the gross negligence or willful misconduct of Consultant.

Applicable Law.

It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Nevada and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Agreement, the law of the State of Nevada shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

Greg Suess

By:____________________________
Greg Suess

Ecologic Transportation, Inc.

By:____________________________
Edward W Withrow III- Chairman